CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.50

PRIVILEGED AND CONFIDENTIAL

PARTNERSHIP AGREEMENT

BY AND BETWEEN

GINKGO BIOWORKS, INC.

AND

AMYRIS, INC.

PARTNERSHIP AGREEMENT

THIS PARTNERSHIP AGREEMENT (the “Agreement”) is entered into as of October 20, 2017 (the “Effective Date”) by and between Ginkgo Bioworks, Inc., a Delaware corporation having its principal office at 27 Drydock Avenue, 8th Floor, Boston, MA 02210 (“Ginkgo”), and Amyris, Inc., a Delaware corporation having its principal office at 5885 Hollis Street, Ste. 100, Emeryville, CA 94608 (“Amyris”). Ginkgo and Amyris may be referred to in this Agreement individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, Ginkgo and Amyris previously entered into an Initial Strategic Partnership Agreement, dated June 28, 2016 (the “ISPA”), and subsequently, a Collaboration Agreement dated September 12, 2016 (the “Collaboration Agreement”), as amended from time to time thereafter; and

WHEREAS, Ginkgo and Amyris now wish to redefine the Parties’ relationship which shall begin to be governed as of the Effective Date by this Partnership Agreement.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I. DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

“Action” means any claim, audit, examination, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), assessment, arbitration, mediation, investigation, hearing, charge, complaint, demand, notice or proceeding.

“Accounting Principles” means GAAP, to the extent applicable.

“Actual Cost of Goods Sold” means, with respect to a Product, the cost of goods sold as determined using the Accounting Principles.

“Affiliate” means, as to a Person, any entity which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control” refers to any of the following: (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities entitled to vote for the election of directors or managers in the case of a corporation or limited liability company, or of fifty percent (50%) or more of the equity interest with the power to direct management in the case of any other type of legal entity; (b) status as a general partner in any partnership; or (c) any other arrangement where an entity possesses, directly or indirectly, the power to direct the management or policies of another entity, whether through ownership of voting securities, by contract or otherwise.

“Amyris Retained Intellectual Property” means any Intellectual Property associated with the materials transferred by Amyris to Ginkgo and listed on Exhibit X, including any associated knowhow and/or documentation (such as SOPs) transferred prior to the Effective Date. For clarity, “associated” means, solely with regards to patents and patent applications within Intellectual Property, such patents and patent applications that claim materials listed on Exhibit X.

“Amyris Transferred Intellectual Property” means (a) any Intellectual Property associated with the materials transferred by Amyris to Ginkgo and listed on Exhibit Y, including any associated know-how and/or documentation (such as SOPs) transferred prior to the Effective Date; (b) any Intellectual Property transferred by Amyris to Ginkgo prior to the Effective Date that comprises Foundry IP or Overlapping Process IP; and (c) any Intellectual Property developed on or after the effective date of the Collaboration Agreement and prior to the Effective Date that comprises jointly-owned Foreground IP. For clarity, “associated” means, solely with regards to patents and patent applications within Intellectual Property, such patents and patent applications that claim materials transferred by Amyris to Ginkgo and listed on Exhibit Y.

Solely for the purposes of this definition of Amyris Transferred Intellectual Property, Foundry IP, Foreground IP, Non-Collaboration IP and Overlapping Process IP are defined as follows:

(1) “Foundry IP” means any and all information and inventions conceived and reduced to practice from the effective date of the ISPA to the Effective Date, which information or inventions relate to the design and genetic engineering, measurement or analysis of microbial host cells, and all Intellectual Property rights therein or pertaining thereto and excludes [*]

(2) “Foreground IP” means, with respect to a given Party, any and all information and inventions, and all Intellectual Property rights therein or pertaining thereto, including all Intellectual Property in the Strains and the Products, that have been or are conceived, discovered, developed or otherwise made or obtained by or on behalf of either Party or its Affiliates or jointly by or on behalf of the Parties or their Affiliates in the performance of any activities under the Collaboration Agreement, from the effective date of the ISPA to the Effective Date, and Controlled by either Party or its Affiliates, and, in each case, all Intellectual Property rights therein or pertaining thereto, and excludes Foundry Intellectual Property (that is not Overlapping Process Intellectual Property), and Non-Collaboration Intellectual Property;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3) “Non-Collaboration Intellectual Property” means, with respect to a Party, any Intellectual Property Controlled by a Party and created (whether as of or following the effective date of the Collaboration Agreement to the Effective Date) outside the scope of the Collaboration Agreement;

(4) “Overlapping Process IP” means [*]

“Applicable Rate” means a rate equal to the lower of: (a) the Highest Lawful Rate; and (b) ten and one half of one percent (10.5%) per annum.

“Average Selling Price” means, with respect to a Product sold by a Party, the aggregate net sales price per unit (such as a kilogram) of said Product for all items, instances, or increments of such Product by all customers of the Party, excluding any Incentive Payments related to such Product. Average Selling Price shall be calculated in accordance with the Accounting Principles.

“Business Day” means a day other than a Saturday or Sunday or other day on which banking institutions located in New York, New York, USA are authorized or obligated by law or executive order to close.

“Calendar Quarter” means a calendar quarter ending on the last day of March, June, September or December.

“Calendar Year” means a period of time commencing on January 1 and ending on the following December 31.

“Change in Control” means, with respect to a Party, an event in which: (a) any Third Party not then beneficially owning more than fifty percent (50%) of the voting power of the outstanding securities of such Party acquires or otherwise becomes the beneficial owner of securities of such Party representing more than fifty percent (50%) of the voting power of the then-outstanding securities of such Party with respect to the election of the board of directors, board of managers or similar governing body; or (b) such Party consummates a merger, consolidation or similar transaction with a Third Party where the voting securities of such Party outstanding immediately preceding such transaction represent less than fifty percent (50%) of the voting power of such Party or surviving entity, as the case may be, immediately following such transaction; or (c) such Party sells all or substantially all of its assets relating to this Agreement to a Third Party.

“Background Intellectual Property” means, with respect to a given Party (i) any and all information and inventions, and all Intellectual Property rights therein or pertaining thereto, including all Intellectual Property in the Strains, that are in existence and Controlled by such Party or its Affiliates as of the Effective Date, excluding Amyris Transferred Intellectual Property, Amyris Retained Intellectual Property, and Ginkgo Transferred Intellectual Property.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Competitor” means: [*], and any and all of their respective subsidiaries and Affiliates; provided, however, that Amyris or Ginkgo may mutually agree in writing to update this definition not more than once in any consecutive 12-month period to include any other Third Parties that compete with any material portion of Ginkgo or Amyris business.

“Control” of Intellectual Property means: (a) solely with regard to Amyris Transferred Intellectual Property, that the applicable party has the rights necessary to grant the rights and licenses granted or to be granted in this Agreement, whether by ownership or otherwise, without breaching any Third Party obligation included in an agreement (and an amendment to such agreement if such amendment entered into on or before the effective date of the Collaboration Agreement and was provided to Ginkgo) set forth on Exhibit C, which may be updated from time to time by agreement of the Parties; and (b) with regard to Background Intellectual Property and Ginkgo Transferred Intellectual Property, that the applicable party has the rights necessary to grant the rights and licenses granted or to be granted in this Agreement, whether by ownership or otherwise. For avoidance of doubt, the Parties agree that Exhibit C includes all agreements as of the effective date of the Collaboration Agreement, and three additional agreements named therein and effective prior to the Effective Date, that contain a Third Party obligation that would restrict any grant of rights to Amyris Transferred Intellectual Property licensed hereunder. To the extent that any license granted under this Section would breach any Third Party obligation included in an agreement set forth in Exhibit C, such as the grant of an exclusively licensed field to a Third Party, such license is not hereby granted solely to the extent necessary to avoid such a breach.

“Customer Agreement” means an agreement between one or more of the Parties and a Third Party for the development, manufacture, and/or commercialization of a product.

“Excluded Product(s)” means any compound(s) or other substance(s) developed, manufactured, and/or commercialized by either Party that is not [*], and that is outside the scope of this Agreement and not subject to any payments to the other Party for their development, manufacture or commercialization.

“Field” means [*].

“Force Majeure Event” means, with respect to a Party, an event, act, occurrence, condition or state of facts, in each case outside the reasonable control of such Party (which may include acts of God, acts of any government, any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riot, terrorism and invasion) that interferes with the normal business operations of such Party.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“GAAP” means U.S. generally accepted accounting principles, consistently applied between years in the normal course of business.

“Ginkgo Transferred Intellectual Property” means any Intellectual Property associated with the materials transferred by Ginkgo to Amyris and listed on Exhibit Z, including any associated know-how and/or documentation (such as SOPs) transferred prior to the Effective Date. For clarity, “associated” means, solely with regards to patents and patent applications within Intellectual Property, such patents and patent applications that claim materials listed on Exhibit Z.

“[*]Program” means the program to develop, manufacture, commercialize and/or sell [*]for [*] as provided in Exhibit A.

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.

“Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by Ginkgo in connection with this Termination Agreement under applicable law.

"Improvements" means any enhancement, modification, variation or improvement relating to or arising from existing Intellectual Property.

“Incentive Payments” means any fees and/or milestone payments under a Customer Agreement.

“Independent Accounting Firm” means an independent certified public accounting firm that is one of the six (6) largest, by revenue, accounting firms in the United States and is approved by both Parties (such approval not to be unreasonably withheld).

“Intellectual Property” means any and all rights in data, discoveries, goodwill, information and inventions, specifically including each of copyright, know-how, patent, and trade secret rights and any documents or materials that may embody, incorporate, or utilize them.

“Law” means any law, statute, common law, rule, regulation, ordinance, code or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, including, as applicable: (a) good manufacturing practices, good laboratory practices, good clinical practices and all other rules, regulations and requirements of any applicable Governmental Entities; (b) the Foreign Corrupt Practices Act of 1977, as amended, or any comparable laws in any country; (c) the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended; and (d) all export control laws.

“Loss” means any and all losses, liabilities, damages, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) incurred by a Ginkgo Indemnified Party or an Amyris Indemnified Party, as applicable, to the extent resulting from or arising out of or in connection with any Action brought by a Third Party.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Net Profits” means, with respect to a Product, the number of units of Product sold multiplied by the difference between the (a) the Average Selling Price for such Product and (b) the product of (i) [*] and (ii) the Actual Cost of Goods Sold for such Product. Net Profits shall be calculated in accordance with the Accounting Principles. In the event such difference is a negative number, then such Net Profits shall equal zero.

“Obligations” means Amyris’ obligations to pay when due (i) the Partnership Payments, (ii) any and all interest charges associated therewith, (iii) the Net Profits, and (v) any other amounts Amyris owes to Ginkgo, now or later, whether under this Agreement, the Promissory Note, or otherwise.

“Patent Filing” includes any application or patent, whether provisional or nonprovisional, filed and/or granted anywhere in the world.

“Patent Lead” is the Party that has ultimate decision making authority with respect to patent prosecution strategy and is responsible for filing, prosecution, and maintenance of patents, including any related interference, re-issuance, re-examination, opposition, inter partes review, or post grant review proceedings.

“Payment Default” means a failure by Amyris to pay any Partnership Payment or any other Obligation within ten (10) Business Days after the due date pursuant to Section 4.3.

“Permitted Subcontractor” means an Affiliate or a Third Party to which a Party may subcontractportions of the activities allocated to it under the Givaudan Program or any other Product development plan in accordance with the terms of this Agreement.

“Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

“Prior Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement, dated May 11, 2016, by and between Amyris and Ginkgo, as amended.

“Product” means an ingredient created pursuant to a Customer Agreement.

“Promissory Note” means that certain Promissory Note, dated on October 20, 2017, made by Amyris in favor of Ginkgo (as amended, modified, supplemented or restated from time to time).

“Third Party” means any Person other than a Party or its Affiliates.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Construction. In construing this Agreement, unless expressly specified otherwise:

(a)        references to Articles, Sections and Exhibits are to articles and sections of, and exhibits to, this Agreement;

(b)        except where the context otherwise requires, use of either gender includes any other gender, and use of the singular includes the plural and vice versa;

(c)        headings and titles are for convenience only and do not affect the interpretation of this Agreement;

(d)        any list or examples following the word “including”, “include” or “includes” shall be interpreted without limitation to the generality of the preceding words;

(e)        except where the context otherwise requires, the word “or” is used in the inclusive sense;

(f)        the terms “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement;

(g)        the term “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”;

(h)        except where the context otherwise requires, “will” means “shall”;

(i)        references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(j)        references to a Person are also to its successors, heirs and permitted assigns;

(k)        except if Business Days are specified, “day” or “days” refers to calendar days;

(l)        if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day;

(m)        “monthly” means on a calendar month basis;

(n)        “quarter” or “quarterly” means on a Calendar Quarter basis;

(o)        “annual” or “annually” means on a Calendar Year basis;

(p)        “year” means a three hundred sixty-five (365) day period unless Calendar Year is specified;

(q)        references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before or, only with respect to events or developments occurring or actions taken or conditions existing after the date of such amendment, modification or issuance, after the Effective Date, but only to the extent such amendment or modification, to the extent it occurs after the date hereof, does not have a retroactive effect;

(r)        all references to “Dollars” or “$” herein shall mean U.S. Dollars;

(s)        a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein shall be interpreted in a correlative manner;

(t)        any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); and

(u)        each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

ARTICLE II. INTELLECTUAL PROPERTY

2.1        Technology Transfer. The Parties hereby confirm that, pursuant to the ISPA and the Collaboration Agreement, during the Term of such ISPA and Collaboration Agreement and prior to the Effective Date: (i) Amyris has provided Ginkgo with access and licenses to certain Intellectual Property, including the Amyris Transferred Intellectual Property and Amyris Retained Intellectual Property, (ii) Ginkgo has provided Amyris with access and licenses to certain Intellectual Property, including the Ginkgo Transferred Intellectual Property, and (iii) the Parties collaborated to develop Intellectual Property under the Collaboration Agreement in furtherance of activities thereto. Pursuant to Section 9.4 (below), all access and license grants as provided in the ISPA and the Collaboration Agreement to both Ginkgo and Amyris are hereby terminated in their entirety and replaced and superceded with the access and license grants of this Agreement, as provided in at least this Section and Exhibit A.

2.2        Licenses; Use of Intellectual Property; Convenant Not To Sue.

(a)        Amyris grants to Ginkgo, as of the effective date of the ISPA, a royalty-free, fully paid-up, sublicensable, non-exclusive, perpetual (i.e. surviving any termination except as provided for herein in regards to insolvency) license under any of the Amyris Transferred Intellectual Property that is owned or Controlled by Amyris to make, have made, use, sell, offer to sell and import any products other than farnesene and/or farnesene derivatives that are chemically produced from farnesene, subject to the requirements of Section 2.3 (Improvement Inventions). Where Ginkgo becomes insolvent, Ginkgo shall no longer be able to exercise any of the rights granted in this Section, provided that any sublicenses granted by Ginkgo prior to the date of insolvency shall continue in force. Additionally, Ginkgo acknowledges that, as provided for in the definition of Control in Article 1, to the extent that any license granted under this Section would breach any Third Party obligation included in an agreement set forth in Exhibit C, such as the grant of an exclusively licensed field to a Third Party, such license grant is limited in scope to the extent necessary to avoid such a breach by Amyris.

(b)        Ginkgo grants to Amyris, as of the effective date of the ISPA, a royalty-free, fully paid-up, sublicensable, non-exclusive, perpetual (i.e. surviving any termination except as provided for herein in regards to insolvency) license under any of its Ginkgo Transferred Intellectual Property that is owned or Controlled by Ginkgo to make, have made, use, sell, offer to sell and import and products, subject to the requirements of Section 2.3 (Improvement Inventions). Where Amyris becomes insolvent, Amyris shall no longer be able to exercise any of the rights granted in this Section, provided that any sublicenses granted by Amyris prior to the date of insolvency shall continue in force.

(c)        For any any Intellectual Property not transferred to Ginkgo by Amyris as of the Effective Date that Ginkgo would like access to, a Request can be made pursuant to the provisions of Article III.

(d)        The Parties hereby covenant that neither Party shall initiate or permit any Affiliates to initiate or assist in any way in the initiation or prosecution of any action asserting a claim of infringement (“Enforcement”) against the other Party (or its sublicensees, customers or contractors) to the extent that any such Enforcement is with regard to Intellectual Property licensed to the other Party (or it sublicensees, customer or contractors) pursuant to this Agreement. To the extent that Intellectual Property subject to this Section 2.2(e) is sublicensed to a sublicensee, customer or contractor, the licensing Party shall provide the identity of such sublicensee, customer or contractor to the other Party for the purposes of this Section.

2.3        Improvement Inventions.

(a)        Inventorship. The determination of inventorship for any invention which comprises an Improvement to Amyris Transferred Intellectual Property, Amyris Retained Intellectual Property, or Ginkgo Transferred Intellectual Property that is not Foreground Intellectual Property (as defined in Exhibit A), under this Agreement shall be made in accordance with the patent laws of the United States. Should any dispute arise with respect to determination of inventorship, the Parties shall attempt in good faith to resolve the dispute. In the event that theParties are unable to resolve such dispute within thirty (30) days after receipt of notice of the dispute, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two (2) years by either Party and reasonably acceptable to both Parties. The decision of such independent patent counsel will be binding on the Parties. Expenses of such patent counsel will be shared equally by the Parties. For the avoidance of doubt, nothing in this Agreement shall change or modify a Party’s ownership of its Intellectual Property that exists as of the Effective Date.

(b)         Ownership and Control. Ownership of Improvements to Amyris Transferred Intellectual Property or Ginkgo Transferred Intellectual Property that is not Foreground Intellectual Property under this Agreement will be determined according to inventorship. For clarity, ownership “determined according to inventorship” means that, as between the Parties, any invention made by one or more inventors from Ginkgo and no inventors from Amyris is and will be owned and Controlled by Ginkgo; any invention made by one or more inventors from Amyris and no inventors from Ginkgo is and will be owned and Controlled by Amyris; any invention made by one or more inventors from Ginkgo together with one or more inventors from Amyris is and will be owned jointly by Ginkgo and Amyris. For clarity, the term “invention” as used in this Section includes any Patent Filing with claims to that invention.

(c)        Patent Lead. For any Patent Filing on an Improvement that is not Foreground Intellectual Property, the party that owns the Improvement is Patent Lead and is solely responsible for all decisions for that Patent Filing. For any Patent Filing on a jointly owned Improvement that is not Foreground Intellectual Property, as between the Parties, Amyris shall have the first right to file any Patent Filing as Patent Lead on Improvements relating to or arising from Amyris Transferred Intellectual Property, and Ginkgo shall have the first right to file any Patent Filing as Patent Lead on Improvements relating to or arising from Ginkgo Transferred Intellectual Property. Where a Party has the first right to file any Patent Filing as Patent Lead and such Party chooses not to file any Patent Filing, the other Party shall have the second right to file any Patent Filing on such jointly owned Improvement. Where the other Party exercises the second right to file, the other Party shall be the sole owner of such Improvement. Any disputes as to which Party will be designated as the Patent Lead will be resolved by the Parties.

(i)        Responsibilities. The Patent Lead shall be responsible for preparation, filing, prosecution and maintenance of patents, including any related interference, re-issuance, re-examination, opposition, inter partes review, or post grant review proceedings. Solely in regards to jointly owned Improvements, the other Party shall be permitted but not obliged to provide input to the Patent Lead on the determination of whether and where to seek patent protection and shall assist the Patent Lead, and the Patent Lead shall consider any suggestions timely provided by the other Party in good faith, and shall implement such suggestions or provide a reasonable explanation for a decision not to implement them. Each Party shall provide the status of Patent Filings for jointly owned Improvements to the other party on a quarterly basis.

(ii)        Costs. The Patent Lead shall bear all costs associated with the preparation, filing, prosecution and maintenance of patents which arise in connection with the performance of activities conducted under this Agreement, including any related interference, re-issuance, re-examination, opposition, inter partes review, or post grant review proceedings unless the Parties determine otherwise.

(d)        Enforcement.

(i)        Each Party has the sole and independent right to assert any Improvements that it solely owns or Controls. However, should either Party become aware of any infringement of any jointly owned Improvements, it will promptly notify the other Party and the Parties will work together to jointly determine whether the Improvements should be asserted against the particular alleged infringer and develop an enforcement strategy. The Parties shall thereafter consult and cooperate fully to determine courses of action during the term of such assertion.

(ii)        Whenever one Party is exercising a right to assert Intellectual Property for a jointly owned Improvement hereunder, the other Party hereby agrees to be named in, or otherwise join, initiate or perform, any such assertion or Action if necessary for standing or otherwise to ensure that the asserting Party can effect the assertion. If the other Party should be required to be so named or otherwise join, initiate or otherwise facilitate an assertion, then the option-holding Party will pay all reasonable costs associated with such naming, joining or assertion.

(iii)        Any royalties, damage awards, or other payments resulting from any assertion of Intellectual Property for a jointly owned Improvement hereunder shall first be applied to recover all reasonable costs incurred by the asserting Party in pursuing the assertion or such costs of both Parties if the other Party is joined to such assertion, and thereafter shall be shared between the Parties in such amounts as determined by the Parties subject to the guiding principles that (i) to the extent that such royalties, damage awards or other payments relate to a Product, they shall be shared between the Parties in accordance with the terms herein applicable to sharing of Net Profits related to such Product; (ii) to the extent that such royalties, damage awards or other payments relate to products or operations outside the scope of this Agreement or Intellectual Property that is not licensed under this Agreement, they shall be retained one hundred percent (100%) by the Party owning or Controlling the asserted Intellectual Property or split 50%/50% for a jointly owned Improvement; and (iii) to the extent that such royalties, damage awards or other payments relate to punitive awards, they shall be retained one hundred percent (100%) by the asserting Party or split 50%/50% if the Intellectual Property is jointly asserted.

(iv)        Each Party will have the sole right, but not the obligation, at its sole expense, to control the defense of any claim by a Third Party, including any defenses or counterclaims, that any of such Party’s Controlled Intellectual Property is invalid, unpatentable or unenforceable. Each Party will have the sole right, but not the obligation, at its sole expense, to control the settlement and licensing of such Party’s owned or Controlled Intellectual Property.

2.4        Sublicensing. Neither Party may sublicense any rights related to the other Party’s Background Intellectual Property, solely owned Improvements, or Foreground Intellectual Property (as defined in Exhibit A) that is subject to this Agreement and Controlled by the other Party without the prior written permission of the other Party, such permission not to be unreasonably withheld. Where such prior written permission of the other Party for a particular sublicensee and sublicense is given pursuant to this Section 2.4, such sublicensee shall be a “Permitted Sublicensee”.

2.5        No Payment of Third Party Royalties or Fees. Notwithstanding anything herein to the contrary, none of the sublicenses granted in this Agreement constitutes a covenant by the granting Party to pay any royalties or other fees that become due to a Third Party licensor in respect of the practice of such Intellectual Property by the other Party. Unless otherwise agreed by the Parties, each Party shall be responsible for any such royalty obligations or other fees resulting from its practice of any Intellectual Property sublicensed to it, including any fees under the licensing agreement between [*].

2.6        No Other Licenses Granted. Other than as expressly provided for in this Agreement, no other licenses to any Intellectual Property, including implied licenses, are hereby granted between the Parties.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.7        Section 365(n).

(a)        All rights and licenses granted under or pursuant to any section of this Agreement, including all rights to sublicense, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Each Party agrees that the other Party, to the extent that it is a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to a complete duplicate of, or complete access to (as such other Party deems appropriate), any such Intellectual Property and all embodiments of such Intellectual Property; provided, that such other Party continues to fulfill its obligations as specified herein in full. Such Intellectual Property and all embodiments thereof shall be promptly delivered to the other Party (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the other Party, unless the Party subject to such bankruptcy proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such bankruptcy proceeding, upon written request therefor by the other Party. The foregoing is without prejudice to any rights that either Party may have arising under the Bankruptcy Code, other applicable Law, or this Agreement.

(b)        Nothing in this Section 2.7 shall be deemed any admission that this Agreement is an executory contract or that this Agreement or any obligation hereunder is otherwise subject to rejection or disavowal in the bankruptcy, liquidation, reorganization, receivership, assignment for the benefit of creditors, administration, insolvency, or similar proceeding or circumstance (an “Insolvency Proceeding”) of any Party (the “Withdrawing Party”), nor any admission that upon any such proceeding or circumstance involving a Party, or upon any such rejection or disavowal by a Party, the other Party (or any sublicensee thereof) would lose or not be able to enforce or benefit from any right hereunder (or under any applicable sublicense).

(c)        Each of the Parties agrees and acknowledges, as a licensor of Intellectual Property under this Agreement, in entering this Agreement and granting the rights it respectively grants under this Agreement, and in its efforts to protect its own valuable Intellectual Property, it has relied on the particular skills and business qualities of the other Party as recipient of such rights. Such skills and business qualities include the expected future innovation of the other Party, and the particular market segments addressed by the other Party in its business. Each of the Parties further agrees and acknowledges that upon the occurrence of any Insolvency Proceeding, this Agreement is of the type described in Section 365(c)(1) and (e)(2) of the Bankruptcy Code, and under any other applicable Law, for such reasons.

ARTICLE III. OPERATIONS

3.1        [*]. The operations of the [*] project to which Ginkgo has previously contributed to shall, as of the Effective Date, begin to be governed by the terms and conditions of this Agreement, including those as expressly recited in Exhibit A.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2        Service or License Requests. For a product, including a current or new product under an existing Customer Agreement, or a new product under a new Customer Agreement for which a Party, in its sole discretion, desires the expertise (“Service”) and/or access to Intellectual Property of the other Party not already licensed to such Party (“License”), such Party can utilize the procedure set forth below (“Request Procedure”).

(a)        If a requesting Party (“Requestor”) desires a Service and/or a License from the other Party, the Requester will submit a written request (“Request”) to the other Party (“Recipient”) identifying the relevant Customer Agreement, product(s), Service and/or License requested. The Recipient will have thirty (30) days to respond to the Request in writing, except in the case of a Request for manufacturing Services, in which case the Recipient will have sixty (60) days to respond to the Request in writing. The response shall indicate whether the Recipient approves the

Request either in whole or in part, where such approval is not to be unreasonably withheld, and shall either indicate the commercially reasonable fee associated with the grant of the Request or indicate the general rationale for the denial of the Request (as applicable, in whole or in part). The Requestor then has thirty (30) days to respond in writing agreeing to the conditions of the Recipient for the grant of any approved Request, or requesting further information on the denial of any Request.

(b)        Upon approval of the Request, the Parties shall negotiate in good faith the terms and conditions of either an agreement for the requested Services (“Service Agreement”) and/or for the requested License (“License Agreement”)

3.3        Improvements to Licensed IP. Any License Agreement shall provide, as a condition of the License, that the Requestor receiving such License (“Licensee”) shall agree to grant to the granting Party (“Licensor”) a non-exclusive, royalty-free, fully paid-up, sublicensable license to any Improvements to the Intellectual Property that comprises the License. The Licensee shall also agree, as a condition of the License, to ensure that any agreements with any Third Parties that relate to a product covered by Intellectual Property that is the subject of the License provide for the full ability to grant the Licensor such a license to Improvements. The Parties shall negotiate in good faith all other terms and conditions of any License Agreement.

3.4        Manufacturing. Where Services requested by Ginkgo from Amyris include manufacturing, such Request shall include an identification of the product and provide technical development details for such product, and any subsequent Service Agreement shall be in the form of a Manufacturing Agreement to be entered into between Amyris and Ginkgo. Any Request for manufacturing Services must be approved at a minimum of twelve (12) months prior to expected initiation of manufacturing. Amyris will produce up to [*] of any given product annually for Ginkgo. For any greater requested volumes, Amyris will provide a capital expenditure proposal for Ginkgo to submit to the customer for approval and funding. The Parties shall negotiate in good faith all other terms and conditions of any Manufacturing Agreement.

3.5        Subcontracting. Except as provided in Section 2.4, either Party may subcontract the performance of any other of its respective activities under this Agreement or any future agreement for Services; provided that (a) any such subcontract shall be subject to the prior written approval of the non-subcontracting Party, including with respect to the identity of the subcontractor and the terms of the subcontracting agreement, with such approval not to be unreasonably withheld, (b) the subcontracting Party will oversee the performance by its subcontractors of the subcontracted activities in a manner that would be reasonably expected to result in their timely and successful completion and will remain responsible for the performance of such activities as if such subcontracting Party were itself performing such activities, and (c) any agreement pursuant to which a Party engages a subcontractor will (i) be consistent in all material respects with this Agreement and (ii) contain terms obligating such subcontractor to: (A) comply with the non-disclosure and non-use provisions of this Agreement and (B) provide the nonsubcontracting Party with the same rights with respect to any Intellectual Property arising from the performance of the subcontracted obligation as the non-subcontracting Party would have under this Agreement as if such Intellectual Property had arisen from the performance of such obligation by the subcontracting Party. Where such prior written permission of the other Party for a particular subcontractor and subcontract is given, such subcontractor shall be a “Permitted Subcontractor”.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.6        Secondees at Amyris. Pursuant to Section 9.4, the September 30, 2016 Letter Agreement for the secondment of Designated People (as defined in this Section) to Amyris for the performance of work under the Collaboration Agreement is terminated in its entirety as of the Effective Date. Ginkgo shall determine whether Ginkgo employees or independent contractors (each a "Designated Person" and collectively, the "Designated People") that are currently performing work under the Collaboration Agreement on location at Amyris' offices in Emeryville, California, fulfill the secondment period designated in his/her secondment letter agreement or terminate it prior to his/her end date. If Ginkgo determines that a Designated Person shall fulfill his/her secondment period, such Designated Person is subject to the following:

(a)        Such Designated Persons shall continue at Ginkgo's sole cost and expense;

(b)        In regards to general day-to-day activities, each Designated Person shall (i) work under the general direction and guidance of one or more designated Program or Project Leads and at all times on approved Technical Development Plans or as otherwise directed by the JSC, (ii) be subject to the general workplace policies and procedures of Amyris, (iii) be in compliance with all existing agreements, whether Customer Agreements or other agreements and (iv) devote one hundred percent (100%) of work time to such work under this Agreement. For clarity, Ginkgo retains overall control of such Designated People and if Ginkgo disagrees with Amyris' decisions on how any such Designated Person is being utilized, the Parties shall negotiate in good faith how such Designated Person shall be utilized for any ongoing and/or future work assignments under this Agreement while at Amyris;

(c)        Each Designated Person is and shall remain an employee or independent contractor of Ginkgo during the Designated Period (as such term is defined on Schedule A); provided, that nothing in this Agreement shall affect Ginkgo's rights or obligations with respect to any Designated Person, including without limitation its rights with respect to termination of employment or contractor status of any Designated Person. Ginkgo will be solely responsible for paying and will pay all salary, bonus, benefits, travel expenses or any other similar costs and other payments owed to each Designated Person during the Designated Period. Ginkgo shall reimburse Amyris for any reasonable employment costs incurred by Amyris associated with any of the Designated People. None of the Designated People shall be eligible to participate in any of the benefit plans of Amyris;and

(d)        Ginkgo represents that each Designated Person is bound by, an employment agreement, or contractor agreement as the case may be, containing a legally-enforceable obligation of confidence that is at least as restrictive as the confidentiality provisions in the Collaboration Agreement with respect to any information provided or received in connection with such Designated Person's work during the Designated Period. In addition, each Designated Person has signed Amyris' confidentiality agreement with respect to any information provided or received in connection with such Designated Person's work during the Designated Period.

ARTICLE IV. FINANCIAL PROVISIONS

4.1        [*].

(a)        Incentive Payments. The Parties agree that in regards to the Incentive Payment received by Amyris under the [*] on or around [*], Ginkgo is solely entitled to and Amyris shall pay Ginkgo $500,000.00 of such Incentive Payment, which is due and payable under this Agreement.

(b)        Net Profits. Net Profits for [*] will be allocated fifty (50%) percent to each of Amyris and Ginkgo. Amyris shall pay such Net Profits allocable to Ginkgo on a quarterly basis.

(i)        Net Profits that become due and payable prior to the Partnership Payments Term (as defined in Section 4.3(a) below) below shall not be allocated and due to Ginkgo until such Net Profits due to Ginkgo in the relevant quarter exceed the sum of the interest payments due in the same such quarter pursuant to Section 2.1(b) of the Promissory Note.

(ii)        Net Profits that become due and payable during the Partnership Payments Term shall not be allocated and due to Ginkgo until such Net Profits due to Ginkgo in the relevant quarter exceed the sum of the Partnership Payment due in the same such quarter and the interest payments due in the same such quarter.

(iii)        Where Net Profits exceed the sum of the Partnership Payment and interest payments due in a particular quarter (“Quarterly Total”), only the difference between such Net Profits and the Quarterly Total shall become due and payable in such quarter, in addition to such Quarterly Total.

(iv)        Subsequent to the first quarterly payment made pursuant to this Section 4.1, all sums payable in a particular quarter as Net Profits, Partnership Payments, and interest payments shall be calculated on an aggregated basis. For example, in the ninth quarterly payment, the Net Profits, Partnership Payments, and interest payments used for the calculation in this Section shall be the aggregated Net Profits, aggregated Partnership Payments, and aggregated interest payments for all quarters subsequent to the Effective Date and up to and including the ninth quarter.

(c)        Payments pursuant to this Section will continue until the development, manufacture, and commercialization of [*] under the [*] are permanently discontinued.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2        Service or License Provided Further to a Granted Request. Any License provided by Recipient pursuant to the Request Procedure will receive from the Requestor ten (10%) percent of the Net Profit for the sales of any Product that is covered by Intellectual Property that is the subject of the License. Any Service provided by Recipient pursuant to the Request Procedure will be fee based, such fee(s) to be as mutually agreed to in writing between the Parties.

4.3        Partnership Payments.

(a)        Amyris shall pay directly to Ginkgo quarterly fees of $793,750.00 (each, a “Partnership Payment” and collectively, the Partnership Payments”) beginning on December 31, 2018 and continuing on the last day of each calendar quarter thereafter, through and including September 30, 2022 “Partnership Payments Term”), regardless of whether the Parties terminate this Agreement pursuant to Section 5.2 (or for any other reason). Ginkgo shall invoice Amyris for such Partnership Payments sixty (60) days prior to the due date for any such payment.

All payments shall be received on the date due to the address set forth below:

Ginkgo Bioworks, Inc.

27 Drydock Ave., Floor 8

Boston, MA 02210

Attn:

or at such other address or the attention of such other Person as specified by prior written notice to Amyris.

(b)        Where the total aggregate amount of payments under Section 4.1(b) and 4.3(a) is greater than $19,000,000 (“Aggregate Margin”) at the Maturity Date, such Aggregate Margin shall be credited toward the Principal Amount of the Promissory Note, where such credit does not constitute a Prepayment subject to any Prepayment Notice pursuant to the terms of the Promissory Note.

(c)        Where the Aggregate Margin is greater than $31,000,000 (“Further Margin”) at the Maturity Date, such Further Margin shall be credited towards any payment of Net Profits to Ginkgo subsequent to the Maturity Date, up to the total amount of such Further Margin. For clarity, the Net Profits paid to Ginkgo shall be reduced to 0% and the Net Profits paid to Amyris shall be increased to 100% until the total amount of such Further Margin has been paid to Amyris. The total amount of such Further Margin shall be met where 50% of the Net Profits received by Amyris during this term equal the Further Margin. Thereafter, the Net Profits received by both Amyris and Ginkgo shall return to 50% for each Party as pursuant to Section 4.1(b).

(d)        Acceleration upon Event of Default; Default Interest. Immediately upon the occurrence of an Event of Default, all remaining unpaid Partnership Payments shall immediately become due and payable in full without further notice or demand by Ginkgo, and the Partnership Payments so accelerated shall accrue interest at a fixed per annum rate equal to the Applicable Rate, which interest shall be payable quarterly, in arrears, on the basis of a 360-day year for the actual number of days elapsed.

(e)        Conditions Precedent. The parties’ obligations and rights hereunder shall be subject to the satisfaction of all the conditions precedent set forth below:

(i)        Execution of Promissory Note. Ginkgo shall have received, in form and substance satisfactory to Ginkgo, a fully-executed copy of the Promissory Note.

(f)        Events of Default. Each of the following events shall constitute an Event of Default hereunder:

(i)        Payment Default. A Payment Default; and

(ii)        Cross-Default. The occurrence of an Event of Default (as defined in the Promissory Note) under the Promissory Note after the date hereof.

4.4        Reporting. From and after the Effective Date, the Parties shall conduct a quarterly reconciliation (the “Quarterly Payment Report”) of Net Profits and Actual Cost of Goods Sold, on a Product-by-Product basis:

(a)        Within forty-five (45) days after the filing by Amyris of each Quarterly Report on Form 10-Q with the Securities and Exchange Commission, and within thirty (30) days after the filing by Amyris of its Annual Report on Form 10-K with the Securities and Exchange Commission, or, if Amyris is no longer making such filings with the Securities and Exchange Commission, within the applicable amount of time after such filings would have been made, each Amyris shall submit to the Ginkgo a written report setting forth, as applicable, actual revenues and expenses included in Net Profits and Actual Cost of Goods Sold for such Product on a customer-by- customer basis for such Calendar Quarter, including, as applicable:

(i)        all sales in units in Net Profits value received from a Customer during such Calendar Quarter; and

(ii)        the relevant Actual Cost of Goods Sold for such Product incurred by each Party or its Affiliates with respect to such Product during such Calendar Quarter.

(b)        The Quarterly Payment Report shall set forth in reasonable detail the calculation of Net Profits, Actual Cost of Goods Sold, Withholding Taxes, the amounts paid by customers to each of Amyris, as applicable in order to ensure compliance with Sections 4.1 and 4.2 and the proper allocation of Withholding Taxes pursuant to Section 4.7.

4.5        Payment Mechanics. Each Customer Agreement shall require that all payments of invoices and purchase orders related to the sale of a Product issued pursuant to such Customer Agreement shall be paid directly to the Party named in the Customer Agreement. If the Quarterly Payment Report indicates that the payments a Party received during the applicable Calendar Quarter were greater than an amount equal to the product of (i) 1.1 and (ii) the applicable Actual Cost of Goods Sold for such Calendar Quarter, such Party shall treat the excess amount as Net Profits and pay the amount of any such excess payment attributable to the other Party’s share of Net Profits, by wire transfer of immediately available funds, to the other Party.

4.6        Audits. For a period beginning as of the Effective Date and ending on the date that is three (3) years following the final payment of Net Profits and/or Incentive Payments under this Agreement, each Party shall keep, and shall cause its Affiliates to keep, full, true and accurate books and records containing all particulars relevant to the calculation of Net Profits, Incentive Payments and Actual Cost of Goods Sold in sufficient detail to enable the other Party to verify the amounts payable by or to it under this Agreement. Each Party shall have the right, not more than once during any Calendar Year and at its own expense, to have the books and records of the other Party and its Affiliates, as applicable, audited by an Independent Accounting Firm. Audits under this Section shall be conducted at the principal place of business of the financial personnel with responsibility for preparing and maintaining such records, during normal business hours, upon at least thirty (30) days’ prior written notice, and for the sole purpose of verifying amounts payable by or to such Party under this Agreement. All information and data reviewed in any audit conducted under this Section0 shall be used only for the purpose of verifying amounts payable by or to a Party under this Agreement and shall be treated as Confidential Information of the audited Party subject to the terms of this Agreement. The auditing Party shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the audited Party and its Affiliates, as applicable. The accounting firm shall disclose to the auditing Party only whether the calculation of Net Profits, Incentive Payments and Actual Cost of Goods Sold, and payments hereunder are correct or incorrect and the specific details concerning any discrepancies. If the audit demonstrates that the payments owed under this Agreement have been understated, the audited Party shall pay the balance to the auditing Party, which shall be paid together with interest in accordance with Section 4.9. Further, if the amount of the understatement is greater than five percent (5%) of the amount owed to the auditing Party with respect to the audited period, then the audited Party shall reimburse the auditing Party for the reasonable out-of-pocket cost of the audit. If the audit demonstrates that the payments owed under this Agreement have been overstated, the audited Party shall be entitled to credit such amount against payments due to the auditing Party. All payments owed by or to a Party under this Section shall be made within forty-five (45) days after the results of the audit are delivered to the Parties.

4.7        Tax Matters. Any amounts payable by a Party (the “Payor”) to the other Party (the “Payee”) pursuant to this Agreement (each a “Payment”) shall be made without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by Law in effect at the time of the Payment. In the event that the Payor is required by applicable Law to deduct, withhold and pay over (collectively, “Withhold”) any tax (a “Withholding Tax”) from or in respect of such Payment, the Payor shall (a) notify the Payee of such requirement promptly upon first becoming aware thereof, and in no event less than five (5) days prior to Withholding, (b) Withhold the full amount of such Withholding Tax to the relevant taxing authority as and when due and (c) pay the net after-Withholding Tax amount of such Payment to the Payee, together with documentation confirming the amount and fact of the associated Withholding. The amount of Withholding Tax required to be Withheld in respect of a Payment shall be (i) determined in the good-faith discretion of the Payor, with due regard to any valid documentation previously provided to the Payor by or for the benefit of the Payee, in form and substance reasonably satisfactory to the Payor, that supports a reduced rate of Withholding Tax in respect of the Payment, and (ii) treated for all purposes of this Agreement as having been duly and timely paid by the Payor to or for the benefit of the Payee. The Parties agree to cooperate in good faith to (x) minimize the amount of any Withholding Tax prior to Withholding, and (y) permit a Payee to recover any excess Withholding Tax previously Withheld. On the date of execution of this Agreement, each Party will deliver to the other an accurate and complete Internal Revenue Service Form W-9.

4.8        Currency Exchange. All payments to be made by a Party to the other Party shall be made in Dollars. In the case of Actual Cost of Goods Sold outside the United States, the average reasonable foreign exchange rates in effect when the transactions occur as recorded in Amyris’ books and records for monthly external reporting will be used. In the case of any other payments made pursuant to a Customer Agreement that are not in Dollars, the reasonable exchange rate used when the funds are converted to Dollars shall be used as the conversion rate.

4.9        Late Payments. Without limiting any other rights or remedies available to a Party hereunder, if the paying Party does not pay any amount due on or before the due date, the paying Party shall pay to such Party interest on any such amounts from and after the date such payments are due under this Agreement at a rate per annum equal to the then current “prime rate” in effect published in The Wall Street Journal, Eastern Edition, plus three hundred (300) basis points, or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent; provided that with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

4.10        General Payment Provisions. Notwithstanding anything to the contrary in this Agreement, (a) there shall be no double-counting of expenses or revenue in the calculation of Net Profits, Actual Cost of Goods Sold, and Incentive Payments hereunder, and (b) Net Profits, Actual Cost of Goods Sold, Incentive Payments, and any components thereof shall be determined from the books and records of the applicable Party and its Affiliates maintained in accordance with the Accounting Principles.

ARTICLE V. TERM AND TERMINATION

5.1        Agreement Term. The term of this Agreement shall commence on the Effective Date and shall continue for two (2) years from the Effective Date unless terminated pursuant to Sections 5.2(a), 5.2(b), 5.2(c) or 5.2(d) below (the “Initial Term”). The Agreement shall automatically be extended for successive one (1) year periods (each, a “Renewal Term” and, collectively with the Initial Term, the “Term”) unless a Party delivers a written notice of non-renewal to the other Party not less than ninety (90) days prior to a Renewal Term.

5.2        Termination.

(a)        Termination by Mutual Agreement. At any time during the Term, the Agreement may be terminated upon the mutual written consent of the Parties.

(b)        Termination for Material Non-Performance. If a Party determines that the other Party is repeatedly unable to perform or meet commitments under the Givaudan Program, the other Party shall have a right to terminate the Agreement on thirty (30) days’ prior written notice. Notwithstanding the foregoing, if a Party disputes the termination, then Section 5.2(f) shall apply.

(c)        Termination for Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of this Agreement, then the Non-Breaching Party may deliver notice of such breach to the Breaching Party. To the extent such breach is reasonably capable of being cured, if the Breaching Party fails to cure such breach, or to initiate such steps as would be considered reasonable to effectively cure such breach (and thereafter diligently pursues such cure), within thirty (30) days after receipt of such notice of breach, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party with immediate effect.

(d)        Termination for Change in Control. A Party (the “Changed Party”) shall provide fifteen (15) days’ prior written notice (a “Change in Control Notice”) of any Change in Control of the Changed Party. The other Party may terminate this Agreement with immediate effect in its sole and absolute discretion upon written notice given to the Changed Party not later than ten (10) days after the receipt of such Change in Control Notice.

(e)        Termination for Insolvency. At any time during the Term, if either Party becomes insolvent, as evidenced by a filing under the Bankruptcy Code, for example, this Agreement will automatically be terminated.

(f)        Termination Disputes. If a Party gives notice of non-performance, notice of breach or notice of termination under Sections 5.2(b) or 5.2(c), and the other Party disputes whether such notice was proper, then the issue of whether or not such non-performance or breach entitled the Party providing such notice to terminate this Agreement shall be resolved in accordance with Section 9.2, and the Agreement shall remain in full force and effect until such dispute is resolved, provided that the dispute resolution process may not continue longer than thirty (30) business days from the date of such notice. If, as a result of such dispute resolution process it is determined that the notice of non-performance was proper, then the Breaching Party shall be entitled to an additional cure period of ten (10) days and such termination shall only be effective if the relevant non-performance is not cured or otherwise addressed in accordance with this Agreement during such period. If, as a result of such dispute resolution process it is determined that the notice of breach or notice of termination was proper, the Agreement will be terminated with immediate effect. On the other hand, if, as a result of the dispute resolution process, it is determined that the notice of non-performance, breach and/or termination was improper, then no termination shall have occurred or shall occur as a result of such notice and this Agreement shall remain in full force and effect. At the end of such thirty (30) business day period, the Agreement shall be terminated with immediate effect absent any determination that the notice of non-performance, breach and/or termination was improper.

5.3        Effects of Termination.

(a)        Accrued Rights and Obligations Unaffected. The other provisions of this Section 5.3 notwithstanding, termination of this Agreement by either Party for any reason will not affect the rights and obligations of the Parties accrued prior to the date of said termination.

(b)        Upon termination of this Agreement for any reason:

(i) Each Party shall return the other Party’s Confidential Information in accordance with Section 8.3; and

(ii) Subject to Section 5.3(d) below, each provision of this Agreement that does not expressly survive termination of this Agreement or extend beyond the Term shall terminate and be of no further force and effect.

(c)        Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

(d)        Surviving Provisions. Article I (Definitions), Section 2.2 (Licenses to IP), Section 2.3 (Improvement Inventions), Section 2.4 (Sublicensing), Section 2.5 (No Payment of Third Party Royalties), Section 2.7 (Section 365(n)), Article IV (Financial Provisions), Article VI (Term and Termination), Article VI (Indemnification), Section 7.6 (Insurance), Article VIII (Confidentiality), and Article IX (Miscellaneous) shall survive termination or expiration of this Agreement.

ARTICLE VI. INDEMNIFICATION; LIMITATION OF LIABILITY

6.1        By Amyris.

(a)        Subject to Section 6.1(b), Amyris agrees, at Amyris’ cost and expense, to defend, indemnify and hold harmless Ginkgo and its Affiliates, and their respective directors, officers, employees and agents (the “Ginkgo Indemnified Parties”) from and against any losses, costs, damages, fees or expenses (“Losses”) arising out of any Action brought by a Third Party to the extent relating to (i) any breach by Amyris of any of its representations, warranties or obligations pursuant to this Agreement; (ii) the gross negligence or willful misconduct of Amyris or any of Amyris’ subcontractors in performing any activity contemplated hereunder; (iii) any infringement by Intellectual Property licensed from Amyris, to the extent that such infringement is based solely on the practice of the claimed subject matter in such Intellectual Property; or (iv) any Excluded Products developed, manufactured, or commercialized by Amyris.

(b)        In the event of any such Action against any of the Ginkgo Indemnified Parties by any Third Party, Ginkgo shall promptly notify Amyris in writing of the Action. Subject to this Article, Amyris shall have the right, exercisable by notice to Ginkgo within thirty (30) days after receipt of notice from Ginkgo of the Action, to assume direction and control of the Action (including the right to settle the Action solely for monetary consideration) with counsel selected by Amyris and reasonably acceptable to Ginkgo. The Ginkgo Indemnified Parties shall cooperate with Amyris and may, at their option and expense, be separately represented in any such action or proceeding. Amyris shall not be liable for any Action costs or expenses incurred by the Ginkgo Indemnified Parties without Amyris’ prior written authorization. In addition, Amyris shall not be responsible for the indemnification or defense of any Ginkgo Indemnified Party to the extent arising from any negligent or intentional acts by any Ginkgo Indemnified Party or the breach by Ginkgo of any representation, obligation or warranty under this Agreement, or any Actions compromised or settled without its prior written consent. Notwithstanding the foregoing, Amyris shall not settle an Action brought by a Third Party without the prior written consent of Ginkgo, if such settlement would impose any monetary obligation on Ginkgo or require Ginkgo to submit to an injunction.

(c)        Notwithstanding anything to the contrary above, (i) in the event of any such Action against a Ginkgo Indemnified Party brought by a Governmental Entity or criminal action seeking an injunction against a Ginkgo Indemnified Party, or (ii) in the event Amyris does not assume direction and control of the Action pursuant to Section 6.1(b), Ginkgo shall have the right to control the Action at Amyris’ expense.

6.2        By Ginkgo.

(a)        Subject to Section 6.2(b), Ginkgo agrees, at Ginkgo’s cost and expense, to defend, indemnify and hold harmless Amyris and its Affiliates and their respective directors, officers, employees and agents (the “Amyris Indemnified Parties”) from and against any Losses arising out of any Action brought by a Third Party to the extent relating to (i) any breach by Ginkgo of any of its representations, warranties or obligations pursuant to this Agreement; (ii) the gross negligence or willful misconduct of Ginkgo or any of Ginkgo’s subcontractors in performing any activity contemplated hereunder; (iii) any infringement by Intellectual Property licensed from Ginkgo, to the extent that such infringement is based solely on the practice of the claimed subject matter in such Intellectual Property; (iv) any Excluded Products developed, manufactured, or commercialized by Ginkgo.

(b)        In the event of any such Action against any of the Amyris Indemnified Parties by any Third Party, Amyris shall promptly notify Ginkgo in writing of the Action. Subject to this Article, Ginkgo shall have the right, exercisable by notice to Amyris within thirty (30) days after receipt of notice from Amyris of the Action, to assume direction and control of the Action (including the right to settle the Action solely for monetary consideration) with counsel selected by Ginkgo and reasonably acceptable to Amyris. The Amyris Indemnified Parties shall cooperate with Ginkgo and may, at their option and expense, be separately represented in any such action or proceeding. Ginkgo shall not be liable for any Action costs or expenses incurred by the Amyris Indemnified Parties without Ginkgo’s prior written authorization. In addition, Ginkgo shall not be responsible for the indemnification or defense of any Amyris Indemnified Party to the extent arising from any negligent or intentional acts by any Amyris Indemnified Party, or the breach by Amyris of any representation, obligation or warranty under this Agreement, or any Actions compromised or settled without its prior written consent. Notwithstanding the foregoing, Ginkgo shall not settle an Action brought by a Third Party without the prior written consent of Amyris, if such settlement would impose any monetary obligation on Amyris or require Amyris to submit to an injunction.

(c)        Notwithstanding anything to the contrary above, (i) in the event of any such Action against an Amyris Indemnified Party brought by a Governmental Entity or a criminal action seeking an injunction against an Amyris Indemnified Party, or (ii) in the event Ginkgo does not assume direction and control of the Action pursuant to Section 6.2(b), Amyris shall have the right to control the Action.

6.3 Shared Claims. Any Losses arising out of any Action brought by a Third Party involving any actual or alleged death or bodily injury arising out of or resulting from the development, manufacture or commercialization of any Product, to the extent that such Losses exceed the amount (if any) covered by the applicable Party’s product liability insurance, shall be shared equally by the Parties, except to the extent such Losses arise out of any Action brought by a Third Party based on (a) a Party’s breach of any of its representations, obligations or warranties under to this Agreement, or (b) the gross negligence or intentional act of a Party, its Affiliates, or their respective Permitted Subcontractors or Permitted Sublicensees, or any of the respective officers, directors, employees and agents of each of the foregoing entities, in the performance of obligations or exercise of rights under this Agreement.

6.4        Limitation of Liability. EXCEPT WITH RESPECT TO A BREACH OF ARTICLE VI (INDEMNIFICATION), VIII (CONFIDENTIALITY), OR A PARTY’S LIABILITY PURSUANT TO ARTICLE VI OR VIII, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT OR REMOTE DAMAGES, OR, EXCEPT WITH RESPECT TO A BREACH OF SECTION 2.2 (LICENSES TO IP), FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

ARTICLE VII. REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Representation of Authority; Consents. Ginkgo and Amyris each represents and warrants, and covenants, as applicable, to the other Party that, except as set forth on Exhibit C (the Amyris Disclosure Schedules) and Exhibit B (the Ginkgo Disclosure Schedules):

(a)        it has full right, power and authority to enter into this Agreement;

(b)        its board of directors has determined that this business arrangement, and the structure of the resulting partnership, is in the best interest of such party and its stockholders;

(c)        this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition Laws, penalties and jurisdictional issues including conflicts of Laws); and

(d)        except as otherwise contemplated in this Agreement, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

7.2 No Conflict. Each Party represents and warrants to the other Party that, except as set forth on Schedule C.2 of Exhibit C (the Amyris Disclosure Schedules) and Schedule B.2 of Exhibit B (the Ginkgo Disclosure Schedules), the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate such Party’s corporate organizational documents or any requirement of applicable Laws and (b) do not conflict with, violate or breach or constitute a default or require any consent under, any material oral or written contractual obligation of such Party. Each Party agrees that it shall not grant any right, license, consent or privilege to any Third Party or otherwise undertake any action that would conflict with the rights granted to the other Party or with any obligations of such Party set forth in this Agreement.

7.3 Intellectual Property. Each Party represents and warrants to the other Party, solely with regard to such Intellectual Property that it Controls and has licensed hereunder, as follows:

(a)        To the extent such Party Controls Intellectual Property licensed hereunder, such Party has the legal power to and such Party is not subject to any agreement which restricts or impairs its ability to convey to the other Party all of the license rights for such Intellectual Property contemplated hereby;

(b)        There are no pending or, to the knowledge of such Party, contemplated Actions relating to any of such Intellectual Property, nor has such Party received written communication from any Person threatening the institution of any Action against such Party relating to any of such Intellectual Property;

(c)        Except as contemplated by this Agreement, all rights of such Party in and to such Intellectual Property will be unaffected by this Agreement and the other transactions contemplated hereunder;

(d)        To the knowledge of such Party, neither the conduct of its business, nor the use of the technology it is providing pursuant to this Agreement, interferes with, infringes, violates or misappropriates any rights under any valid and unexpired Intellectual Property of any other Person;

(e)        Such Party has not received any notice alleging any such interference, infringement, violation or misappropriation with regard to such Intellectual Property (including any such claim that such Party must license or refrain from using such Intellectual Property); and

(f)        To the knowledge of such Party, no Third Party has interfered with, infringed, violated or misappropriated, or is currently interfering with, infringing, violating or misappropriating any rights under such Intellectual Property.

7.4        Additional Representations,Warranties & Covenants

Ginkgo hereby represents and warrants to Amyris, that any materials shipped from Amyris to Ginkgo from September 10, 2017 thru the Effective Date that are not listed on Exhibit Y (the “Returned Materials”):

(a)        do not conflict with, violate or breach, or constitute a default or require any consent under, any oral or written contractual obligation of such Party to Amyris, including the Partnership Agreement and/or the Promissory Note;

(b)        do not conflict with or violate any applicable Laws;

(c)        have been returned, and Ginkgo has not retained, reproduced or copied such Returned Materials, or any Amyris Confidential Information solely relating to the Returned Materials; and

(d)        Ginkgo hereby covenants to Amyris, that it will not retain, reproduce or copy any materials provided to Ginkgo by Amyris on or after the Effective Date for the Givaudan Program without the express written consent of Amyris.

For clarity, the treatment of Materials under this Section 7.4(c) is independent of and does not impact in any way any licenses to intellectual property or the licenses to the Materials themselves that may be granted pursuant to this Agreement.

7.5        Compliance with Laws. Each Party represents and warrants to the other Party that such Party is in compliance with all applicable Laws applicable to it. Each Party shall comply in all material respects with all applicable Laws in connection with the development, manufacture and commercialization of the Products.

7.6        Insurance. Each Party represents and warrants that it is insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses. Each Party shall not decrease or materially change its insurance policies for so long as this Agreement is in effect and for a period of five years thereafter.

7.7        Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

7.8        Exclusivity. Each Party agrees that, during the Term, and for a duration of 3 years thereafter, neither Party will collaborate, work with, or otherwise engage [*] or any of its Affiliates within the Field. For clarity, during the Term, and for a duration of 3 years thereafter neither party will license its Intellectual Property to [*] or any of its Affiliates within the Field.

ARTICLE VIII. CONFIDENTIALITY

8.1        Confidential Information.

(a) In connection with the performance of their respective obligations under this Agreement, each Party (the “Disclosing Party”) may, itself or through or its Affiliates, disclose certain Confidential Information to the other Party (the “Recipient”) or its Affiliates. During the Term and at all times thereafter, the Recipient shall maintain all Confidential Information of the Disclosing Party in strict confidence and shall not use such Confidential Information for any purpose, except that the Recipient may disclose or permit the disclosure of any such Confidential Information to its Affiliates and Permitted Sublicensees, or its or their respective directors, officers, employees, consultants, advisors and agents, and its Permitted Subcontractors, who in each case are obligated to maintain the confidential nature of such Confidential Information on terms no less stringent than those of this Article VIII. In addition, the Recipient may use or disclose Confidential Information of the Disclosing Party (i) in exercising the Recipient’s rights and licenses granted hereunder or to fulfill its obligations and/or duties hereunder; provided that such disclosure is made to a Person who is obligated to confidentiality and non-use obligations no less rigorous than those of this Section 8.1 and (ii) subject to Section 8.1(c), in prosecuting or defending an Action, complying with applicable Law and/or submitting information to tax or other Governmental Entities. For the purposes of this Agreement, “Confidential Information” shall mean (x) any confidential or proprietary information related to the Products and (y) any confidential or proprietary information relating to the Disclosing Party’s business, including without limitation trade secrets, processes, formulae, data and know-how, improvements, inventions, chemical or biological materials, techniques, methods for making compounds, target compounds, product development plans, marketing plans, strategies, customer lists or other information that has been created, discovered or developed by the Disclosing Party, or has otherwise become known to the Disclosing Party, or for which proper rights have been assigned to the Disclosing Party, as well as any other information and materials that are deemed confidential or proprietary to or by the Disclosing Party (including, without limitation, all information and materials of the Disclosing Party’s customers and consultants and any other third party), regardless of whether any of the foregoing are marked as “confidential” or “proprietary” or communicated to the Recipient by the Disclosing Party in oral, written, graphic or electronic form.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)        The obligations of confidentiality and non-use set forth above shall not apply to the extent that the Recipient can demonstrate that the relevant Confidential Information of the Disclosing Party: (i) was publicly known prior to the time of its disclosure under this Agreement or the Prior Confidentiality Agreement; (ii) became publicly known after the time of its disclosure under this Agreement other than through acts or omissions of the Recipient, its Affiliates, potential sublicensees or Permitted Sublicensees in violation of this Agreement; (iii) is or was disclosed to the Recipient or any of its Affiliates at any time, whether prior to or after the time of its disclosure under this Agreement or the Prior Confidentiality Agreement, by a Third Party having no fiduciary relationship with the Disclosing Party or any of its Affiliates and having no obligation of confidentiality with respect to such Confidential Information; (iv) is independently developed by the Recipient or any of its Affiliates without access to such Confidential Information as evidenced by written records; or (v) was known by the Recipient or any of its Affiliates at the time of receipt from the Disclosing Party or any of its Affiliates as documented by the Recipient’s or any of its Affiliates’ records.

(c)        In addition, the Recipient or any of its Affiliates may disclose Confidential Information of the Disclosing Party to the extent necessary to comply with applicable Laws or a court or administrative order; provided that the Recipient provides to the Disclosing Party prior written notice of such disclosure, to the extent reasonably possible, and that the Recipient takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, to the extent possible, to minimize the extent of such disclosure.

(d)        Notwithstanding the obligations in Section 8.1(a) and 8.1(c), a Party may disclose (and, in connection therewith, use) Confidential Information of the other Party, if such disclosure:

(i)        is made to Governmental Entities in order to obtain patent rights, in each case on the condition that any application for patent rights may not be filed by a Party without the other Party’s prior written consent where any Confidential Information of the other Party is disclosed in such application for patent;

(ii)        is made to its Affiliates, Permitted Sublicensees, agents, consultants or other Third Parties (including service providers) for the development, manufacture or commercialization of Products as provided hereunder, or in connection with an assignment of this Agreement, a licensing transaction related to products under this Agreement, a loan, financing or investment, or an acquisition, merger, consolidation or similar transaction (or for such Persons to determine their interest in performing such activities or entering into such transactions), in each case on the condition that any Third Parties to whom such disclosures are made agree to be bound by confidentiality and non-use obligations no less rigorous than those contained in this Agreement; or

(iii)        consists entirely of Confidential Information previously approved by the Disclosing Party for disclosure by the Recipient.

(e)        Each Recipient shall be responsible for any breach of the obligations of this Section 8.1 by any Person to whom such Recipient or its Affiliate disclosed the Disclosing Party’s Confidential Information as if such breach were made by the Recipient.

8.2 Publicity; Attribution; Terms of this Agreement; Non-Use of Names.

(a)        Except as required by judicial order or applicable Law, or as set forth below, neither Party shall make any press release or public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Such press release and the date of its issuance shall be mutually agreed to by the Parties. The Party preparing any such public announcement shall provide the other Party with a draft thereof at least ten (10) Business Days prior to the date on which such Party would like to make the public announcement. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party.

(b)        Notwithstanding the terms of this Article VIIIII, either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, based on the advice of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) or any other Governmental Entity. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 8.2(b), the Parties will consult with one another on the terms of this Agreement for which confidential treatment will be sought in making any such disclosure. If a Party wishes to disclose this Agreement or any of the terms hereof in accordance with this Section 8.2(b), such Party agrees, at its own expense, to seek confidential treatment of the portions of this Agreement or such terms as may be reasonably requested by the other Party; provided that the disclosing Party shall always be entitled to comply with legal requirements, including the requirements of the SEC.

(c)        Either Party may also disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirors (and their respective professional advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to existing and potential sublicensees or to Permitted Sublicensees and assignees, or to any other Person described in Section 8.1(d)(ii), in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 8.2(c) or Section 8.1(d)(ii).

(d)        For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure if the content of such press release, public announcement or disclosure has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates.

8.3 Return of Confidential Information. Upon the expiration or termination of this Agreement, and except for where a license in Article II to such Confidential Information survives such expiration or termination, upon request, the Recipient shall return to the Disclosing Party or destroy all Confidential Information received by the Recipient or any of its Affiliates from the Disclosing Party or any of its Affiliates (and all copies and reproductions thereof). In addition, the Recipient and its Affiliates shall destroy: (a) any notes, reports or other documents prepared by the Recipient which contain Confidential Information of the Disclosing Party; and (b) any Confidential Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party. Any requested destruction of the Disclosing Party’s Confidential Information shall be certified in writing to the Disclosing Party by an authorized officer of the Recipient supervising such destruction. Notwithstanding the foregoing, the Recipient and its Affiliates may retain one copy of the Disclosing Party’s Confidential Information solely for the purpose of compliance with any applicable law or regulation. Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Recipient shall continue to be bound by its obligations of confidentiality and other obligations under this Article VIII.

ARTICLE IX. MISCELLANEOUS

9.1        Governing Law. This Agreement (and any Actions arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any Party to enter therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, USA, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

9.2        Dispute Resolution. Any Action arising out of or relating to this Agreement that is not subject to Article V shall be settled, if possible, through good faith negotiations between the Parties. If the Parties are unable to settle such dispute within thirty (30) days or in accordance with the terms of Article V, as applicable, such Action arising out of or relating to this Agreement, or the breach thereof, shall be resolved as follows:

(a)        Such Action shall be settled by binding arbitration in Chicago, Illinois in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding subject to any limits set forth herein.

(b)        Such arbitration shall be conducted by a single, independent arbitrator or, if the Parties are unable to agree on such arbitrator, each Party shall appoint a single, independent arbitrator who must collectively agree on a Third Party, independent arbitrator to serve as arbitrator hereunder. For clarity, the arbitrator can be either judicial or non-judicial, depending on the nature of the dispute (i.e., if the dispute is technical in nature, the Parties may elect to agree upon an arbitrator who possesses a relevant technical background).

(c)        The arbitrator may rule upon motions to compel or limit discovery and shall have the authority to impose sanctions for discovery abuses, including reasonable attorneys’ fees and costs, to the extent and upon the grounds available for such in the United States District Courts for the District in which the arbitration is taking place.

(d)        The decision of the arbitrator (the “Award”) as to any Action (including the validity and amount of any Action) shall be final, binding, and conclusive upon the Parties. Such Award shall be written and shall be supported by written findings of facts and conclusions. Within 30 days of issuance of an Award any payment required by the Award shall be made unless before such date any Party shall commence legal action to vacate or modify the Award.

(e)        The Parties to the arbitration may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, including without limitation for breach of Section 7.8 or Article VIIIIII hereunder, without breach of this arbitration provision and without abridgment of the powers of the arbitrator.

(f)        The Parties agree, and agree to direct the arbitrator, that the arbitration will be kept confidential and that the existence of the proceeding and any proceedings therein, including without limitation any pleadings, briefs or other documents, any testimony or other oral submissions and any Award, will not be disclosed beyond the arbitrator or arbitration tribunal, the Parties, their counsel and any Person (including witnesses, if any) involved in the conduct of the proceeding, except (i) in any legal proceeding concerning the arbitration, including without limitation any proceeding to compel or to stay arbitration or otherwise in aid of arbitration, for other relief as described in Section 9.2(e), to vacate, modify or confirm an Award, or to enforce an Award or any judgment based upon an Award, (ii) to the tax, legal, financial or other professional advisors of such Person who are obligated to keep such information confidential, or (iii) as may be required by Law.

(g)        Each Party shall pay its own costs and expenses (including counsel fees) of any such arbitration, except as may be awarded by the arbitrator pursuant to Section 9.2(c) above.

9.3 Assignment. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, except that either Party may make such assignment without the prior written consent of the other Party to an Affiliate (so long as such Party shall remain jointly and severally liable with such Affiliate with respect to all obligations so assigned). Subject to a Party’s right to terminate this Agreement in connection with a Change in Control pursuant to Section 5.2(d), any request for consent to assignment shall not be unreasonably withheld or delayed; provided that consent to an assignment to a Competitor may be withheld as reasonable. Any purported assignment in contravention of this Section 9.3 shall, at the option of the non-assigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignee from either of the Parties.

9.4        Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and all previous agreements, including without limitation the ISPA, Collaboration Agreement, and the Letter Agreements of October 26, 2016 and May 15, 2017 are hereby terminated in their entirety and replaced with this Agreement. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

9.5        Notices. All communications, notices, instructions and consents provided for herein or in connection herewith shall be made in writing and be sent to the address below and will be (a) given in person, (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by a reputable international overnight courier service. Any such communication, notice, instruction or consent will be deemed to have been delivered on actual receipt.

Notices to Ginkgo shall be addressed to:

Ginkgo Bioworks, Inc.

27 Drydock Avenue, 8th Floor

Boston, MA 02210

Attention: CEO

Attention: General Counsel

and

Notices to Amyris shall be addressed to:

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, CA 94608

Attention: CEO

Attention: General Counsel

provided, however, that if either Party will have designated a different address by notice to the other Party in accordance with this Section 9.5, then to the last address so designated.

9.6 Force Majeure. No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from a Force Majeure Event; provided that the Party affected by such cause promptly notifies the other Party and uses diligent efforts to cure such failure or omission as soon as is practicable after the occurrence of one or more of the above mentioned causes.

9.7        Compliance with Laws; Anti-Corruption Laws.

(a)        Each Party shall perform its obligations under this Agreement in compliance with all applicable Laws.

(b)        Anti-Corruption Laws.

(i)       Compliance with Anti-Corruption Law. In carrying out their responsibilities and exercising their rights under this Agreement, the Parties shall, and shall ensure that their Permitted Subcontractors shall, comply with all applicable anti-corruption laws in the countries where the Parties or such Permitted Subcontractors have their principal or other places of business and where they conduct activities under this Agreement.

(ii)        Certain Covenants regarding Anti-Corruption. Additionally, each Party represents and warrants to the other Party that neither it nor any of its directors, employees, agents, Permitted Subcontractors or consultants will directly or indirectly pay or give or promise to pay or give anything of value to any government official or a foreign public official for purposes of (a) influencing any act or decision of any such person in his official capacity; (b) inducing such person to do or omit to do any act in violation of the lawful duty of such official; (c) securing any improper advantage; or (d) inducing such person to use his position to affect or influence any act or decision of government or any legislative, administrative, public agency or other public body, in all cases with respect to any activities undertaken relating to this Agreement. Additionally, the Parties will make reasonable efforts to comply with requests for information, including answering questionnaires and narrowly tailored audit inquiries, to enable the other Party to ensure compliance with any applicable anti-corruption laws.

(iii)        Breach of Anti-Corruption Covenants. The Parties agree that a breach of the anti-corruption commitments in this Section 9.7(b) shall be considered a material breach of this Agreement by the relevant Party and that the other Party may immediately seek all remedies available under law and equity including termination of this Agreement for Material Breach pursuant to Section 5.2(c) if the covenants under the anti-corruption commitments in this Section 9.7(b) have been breached by a Party (including by its directors, employees, agents, Permitted Subcontractors or consultants, as relevant), without owing to the other any damages or indemnification resulting solely from such termination.

9.8        Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed to create a joint venture or any relationship of employment, agency or partnership between the Parties to this Agreement. Neither Party is authorized to make any representations, commitments or statements of any kind on behalf of the other Party or to take any action that would bind the other Party. Furthermore, none of the transactions contemplated by this Agreement shall be construed as a partnership for any tax purposes. Each Party shall select, employ, pay, supervise, direct and discharge all of its personnel providing services on behalf of such Party, and each Party shall be solely responsible for the payment of all wages, bonuses, benefits and any other direct or indirect compensation for such Party’s personnel, as well as worker’s compensation insurance, employment taxes and other employer liabilities relating to such personnel.

9.9        No Implied Waivers; Rights Cumulative. No failure on the part of Ginkgo or Amyris to exercise, and no delay by either Party in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege by such Party or be construed as a waiver of any breach of this Agreement or as an acquiescence therein by such Party, nor shall any single or partial exercise of any such right, power, remedy or privilege by a Party preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

9.10        Severability. If, under applicable Laws, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use good faith efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

9.11        Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (.pdf) sent by electronic mail shall be deemed to be original signatures.

9.12        No Third Party Beneficiaries. No Person other than Amyris and Ginkgo (and their respective successors and permitted assignees) shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

9.13        Performance by Affiliates. Either Party may use one or more of its Affiliates to perform its obligations and duties hereunder and Affiliates of a Party are expressly granted certain rights herein; provided that each such Affiliate shall be bound by the corresponding obligations of such Party and the Parties shall remain liable hereunder for the prompt payment and performance of all their respective obligations hereunder.

[***Remainder of the Page Intentionally Left Blank; Signature Page to Follow***]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective

Date.

AMYRIS, INC.

By:
John Melo
Chief Executive Officer

GINKGO BIOWORKS, INC.

By:	/s/ Jason Kelly
Jason Kelly
Chief Executive Officer

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective

Date.

AMYRIS, INC.

By:	/s/ John Melo
John Melo
Chief Executive Officer

GINKGO BIOWORKS, INC.

By:
Jason Kelly
Chief Executive Officer

EXHIBIT A

PROVISIONS APPLICABLE SOLELY TO [*]

ARTICLE X. VANILLIN ADDITIONAL DEFINITIONS

When used solely in this Exhibit A, each of the following additional terms shall have the meanings set forth in this Article. Other capitalized terms shall have the meanings as set forth in this Agreement.

10.1 “Background [*]Intellectual Property” means, with respect to a given Party, any and all information and inventions, and all Intellectual Property rights therein or pertaining thereto, including all Intellectual Property in the Strains, that are in existence and Controlled by such Party or its Affiliates prior to the Effective Date and that are necessary, required or actually used in the development, manufacture and/or commercialization of [*]as provided for in Exhibit A, and excludes Amyris Transferred Intellectual Property, Amyris Retained Intellectual Property, and Ginkgo Transferred Intellectual Property.

10.2 “Executive Committee” means a committee comprised of the Chief Executive Officers of each of Ginkgo and Amyris (or a senior executive officer of Ginkgo or Amyris designated by such Chief Executive Officers).

10.3 “Foreground Intellectual Property” means, with respect to a given Party, any and all information and inventions, and all Intellectual Property rights therein or pertaining thereto, conceived, discovered, developed or otherwise made or obtained by or on behalf of either Party or its Affiliates or jointly by or on behalf of the Parties or their Affiliates on or after the Effective Date in the performance of activities under this Exhibit A.

10.4 “Non-Collaboration Intellectual Property” means, with respect to a Party, any Intellectual Property Controlled by a Party and created (whether as of or following the Effective Date) outside the scope of this Exhibit A; provided that any Intellectual Property of a Party that such Party has used or voluntarily includes for the development, manufacture and/or commercialization of [*]under this Exhibit A shall still be included in Non-Collaboration Intellectual Property.

10.5 “Strain” means (a) a genetically modified microbial organism developed by or on behalf of either Party or its Affiliates or jointly by or on behalf of the Parties or their Affiliates, in each case, in the performance of any activities under this Exhibit A for the purposes of producing chemical small molecule compounds, or any (b) gene, portion of any gene, promoter, ribosome binding site, regulator, regulatory element, inducer, regulatory pathway, metabolic pathway, metabolome, proteome, transcriptome, genome, secretion signal, vector, plasmid, chromosome or other material inside of such genetically modified microbial organism. For the avoidance of doubt, any materials recited in (b), including genes and enzymes of metabolic pathway, regardless of whether such materials exist inside or outside of a genetically modified microbial organism, shall be considered Strains.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE XI. [*]INTELLECTUAL PROPERTY

11.1 Inventions. The Parties agree to the following:

(a)        Inventorship. The determination of inventorship for any invention which arises in connection with performance of activities conducted under this Exhibit A (i.e., Foreground Intellectual Property) shall be made in accordance with the patent laws of the United States. Should any dispute arise with respect to determination of inventorship, the JSC shall attempt in good faith to resolve the dispute. In the event that the JSC is unable to resolve such dispute within thirty (30) days after receipt of notice of the dispute, such dispute will be resolved by independent patent counsel not engaged or regularly employed in the past two (2) years by either Party and reasonably acceptable to both Parties. The decision of such independent patent counsel will be binding on the Parties. Expenses of such patent counsel will be shared equally by the Parties. For the avoidance of doubt, nothing in this Exhibit A shall change or modify a Party’s ownership of its Background Intellectual Property or any of its Foundry Intellectual Property that exists as ofthe Effective Date.

(b)        Ownership and Control Foreground Intellectual Property. Foreground Intellectual Property, regardless of inventorship, in each case, is and will be owned and Controlled by Amyris. Ginkgo agrees to assign, and hereby does assign, to Amyris any and all rights in and to such Foreground Intellectual Property, including any and all rights in any patent filings and/or rights of priority to such patent filings, that claim such Foreground Intellectual Property.

(c)        Patent Lead. For any Patent Filing which arises in connection with performance of activities conducted under this Exhibit A, Amyris is Patent Lead for that Patent Filing and shall be responsible for preparation, filing, prosecution and maintenance of patents, including any related interference, re-issuance, re-examination, opposition, inter partes review, or post grant review proceedings. Amyris shall bear all costs associated with the preparation, filing, prosecution and maintenance of patents which arise in connection with the performance of activities conducted under this Exhibit A, including any related interference, re-issuance, reexamination, opposition, inter partes review, or post grant review proceedings unless the JSC determines otherwise.

(d) Enforcement.

(i)        Subject to Section (ii) below, Amyris has an independent right to assert any Foreground Intellectual Property that it solely owns or Controls.

(ii)        Whenever one Party is exercising a right to assert Intellectual Property hereunder, the other Party hereby agrees to be named in, or otherwise join, initiate or perform, any such assertion or Action if necessary for standing or otherwise to ensure that the asserting Party can effect the assertion. If the other Party should be required to be so named or otherwise join, initiate or otherwise facilitate an assertion, then the option-holding Party will pay all reasonable costs associated with such naming, joining or assertion.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)        Any royalties, damage awards, or other payments resulting from assertion of Intellectual Property hereunder shall first be applied to recover all reasonable costs incurred by the asserting Party in pursuing the assertion or such costs of both Parties if the second Party is joined pursuant to Section 11.1(d)(ii), and thereafter shall be shared between the Parties in such amounts as determined by the JSC subject to the guiding principles that (i) to the extent that such royalties, damage awards or other payments relate to [*], they shall be shared between the Parties in accordance with the terms herein applicable to sharing of Net Profits related to [*]; (ii) to the extent that such royalties, damage awards or other payments relate to products or operations outside the scope of this Exhibit A or Intellectual Property that is not licensed under this Exhibit A, they shall be retained one hundred percent (100%) by the Party owning or Controlling the asserted Intellectual Property (or split 50%/50% if the Intellectual Property is jointly owned or Controlled); and (iii) to the extent that such royalties, damage awards or other payments relate to punitive awards, they shall be retained one hundred percent (100%) by the asserting Party.

(iv)        Each Party will have the first right, but not the obligation, at its sole expense, to control the defense of any claim by a Third Party, including any defenses or counterclaims, that any of such Party’s Controlled Intellectual Property is invalid, unpatentable or unenforceable. Each Party will have the first right, but not the obligation, at its sole expense, to control the settlement and licensing of such Party’s owned or Controlled Intellectual Property.

11.2        Licenses of IP. Each Party hereby grants to the other Party, as of the Effective Date, a non-exclusive, royalty-free, fully paid-up, sublicensable (to Permitted Sublicensees as provided in this Agreement) license to its Background Intellectual Property and its Foreground Intellectual Property, solely for the purpose of allowing such other Party to perform activities under this Exhibit A. For clarity, the Parties agree and acknowledge that the licenses granted under Section 11.2 of this Exhibit A shall not survive termination or expiration of this Agreement or the cessation or completion of activities pursuant to this Exhibit A, and that the procedures of Section 8.3 shall then apply. To the extent that any license granted under this Section would breach any Third Party obligation, such as the grant of an exclusively licensed field to a Third Party, such license is not hereby granted solely to the extent necessary to avoid such a breach.

ARTICLE XII. [*]GOVERNANCE

12.1        Executive Committee. The Executive Committee shall meet (a) at such times as required by this Exhibit A and (b) within ten (10) days after the request of a Party for the Executive Committee to hold a meeting. Meetings of the Executive Committee shall be effective only if at least one (1) representative of each Party is present or participating. The Executive Committee may meet either (i) in person at either Party’s facilities in the United States or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.2        Partnership Joint Steering Committee.

(a)        Establishment. The Parties shall maintain a four-person partnership steering committee (“JSC”) that will have the responsibilities set forth in this Article hereof. Amyris appoints, and shall be entitled to remove solely at their discretion, two (2) representatives to the JSC: (x) and (y) ; and Ginkgo appoints, and shall be entitled to remove solely at their discretion, two (2) representatives to the JSC: (A) and (B) . Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in this Agreement. The JSC shall be led by a chairperson (the “Chairperson”), who shall not have any greater authority than any other representative on the JSC, but shall be responsible for the following activities: (i) calling meetings of the JSC and preparing; (ii) preparing an agenda for each meeting and including any items requested by a member of the JSC on such agenda; (iii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (iv) ensuring that any decision-making delegated to the JSC is carried out in accordance with this Article XII; and (v) preparing and circulating an agenda for the upcoming meeting; provided that the Chairperson shall include any agenda items proposed by the other Party. Each Chairperson shall serve for six (6) month terms and appointment of the Chairperson shall rotate between the Parties, with Amyris appointing the first Chairperson. Each Party shall be free to change its representatives on notice to the other Party or to send a substitute representative to any JSC meeting; provided, however, that each Party shall ensure that at all times during the existence of the JSC, its representatives on the JSC are appropriate in terms of expertise and seniority for the then-current stage of development, manufacture or commercialization of [*].

(b)        Responsibilities. The JSC shall have responsibility for: (i) ensuring regular communication between the Parties; (ii) ensuring the establishment of, and monitoring of progress of the [*]Program; (iii) monitoring, reviewing, and reporting on the progress of [*]developed pursuant to this Exhibit A; and (iv) performing such other functions as expressly set forth in this Exhibit A or appropriate to further the purposes of this Exhibit A, as mutually agreed upon by the Parties in writing. The JSC has the authority to delegate any of these responsibilities as it sees fit. Each individual member of the JSC shall be bound by the obligations of confidentiality set forth in this Agreement. Each individual member of the JSC shall not have any independent authority to act on behalf of the JSC unless such authority has been delegated to such individual in advance by the JSC.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.3        [*]Program Management Team; Other Subcommittees. The JSC shall establish a project management team (“Project Management Team”) for [*] (and, for clarity, the JSC may instead determine that there should be different Project Management Teams for early stage vs. late stage activities for [*]under the [*]Program, or any other approach approved by the JSC). The JSC shall designate a project lead (each, a “Project Lead”) from one Party and, if deemed appropriate by the JSC, a co-project lead (the “Co-Project Lead”) from the other Party for the Project Management Team, who shall be responsible for monitoring the Project and reporting to the JSC concerning status of the Project and the progress of [*]developed pursuant to this Exhibit A. The Project Lead and Co-Project Lead shall use good faith efforts to execute the applicable Project in accordance with its [*]Program. The Project Lead shall be primarily responsible for (a) achieving any milestones under the Project; (b) commercializing [*]under a given Project at scale; and (c) with reasonable consultation with the Co-Project Lead, developing and overseeing the Project, including defining tasks, task dependencies and goals that leverage the capabilities of each Party to commercialize [*]under the Project at scale; provided, the Project Lead shall use commercially reasonable efforts to allocate early stage development work and later stage scale-up and manufacturing work, in each case, as appropriate based on capabilities and capacity of each Party with the intention of maximizing speed to market for [*]; and provided, further, that the Party that is a party to the applicable Customer Agreement shall be solely responsible for interfacing with the customer of the Project (including, without limitation, serving on any steering or similar committee under the applicable Customer Agreement for the [*]Program). In the event that there is a dispute concerning the Project between the Project Lead and a Co-Project Lead, the JSC shall attempt to resolve such dispute in good faith and, if the JSC is unable to do so, such dispute shall be resolved in accordance with Section 12.6. The JSC may establish and disband such other subcommittees as deemed necessary by the JSC (each, a “Subcommittee”). For the avoidance of doubt, either Party may designate the same representatives to serve on the Project Management Team (including as Project Lead and/or Co-Project Lead), or on the JSC. Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any Project Management Team; provided, however, that (x) the JSC shall be required to approve the Project Lead and Co-Project Lead, and (y) each Party shall ensure that at all times during the existence of any Project Management Team, its representatives on the Project Management Team are appropriate in terms of expertise and seniority for the then-current stage of the development, manufacture and commercialization of [*]under the Project. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in this Agreement. No Project Management Team shall have the authority to bind the Parties hereunder and the Project Management Team shall report to, and any decisions shall be made by, the JSC.

12.4        Committee Meetings. The JSC and each of the Project Management Teams shall each hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as the Chairperson elects to do so. Meetings of the JSC and each of the Project Management Teams, respectively, shall be effective only if at least one (1) representative of each Party is present or participating. The JSC and Project Management Team may meet either (a) in person at either Party’s facilities in the United States or at such locations as the Parties may otherwise agree or (b) by audio or video teleconference; provided that no less than one (1) JSC meeting during each Calendar Year shall be conducted in person. Other representatives of each Party involved with the relevant Projects may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in Article VIII. Additional meetings of the JSC, or Project Management Teams may also be held with the consent of each Party, and neither Party shall unreasonably withhold its consent to hold such additional meetings, or as required under this Exhibit A. Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings, and such expenses shall not be included in the calculation of Actual Cost of Goods Sold hereunder.

12.5        Authority. The JSC and each Project Management Team shall have only the powers assigned expressly to it in this Exhibit A, and shall not have any power to amend, modify or waive compliance with this Exhibit A. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Exhibit A and no such rights, powers or discretion shall be delegated or vested in the JSC Project Management Team unless such delegation or vesting of rights is expressly provided for in this Exhibit A or the Parties expressly so agree in writing.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.6        Decisions.

(a)        Initial Dispute Resolution Procedures. Subject to the provisions of this Article XII, actions to be taken by the JSC and each of the Project Management Teams shall be taken only following a unanimous vote, with each Party (through its representatives) having one (1) vote. If any Project Management Team fails to reach consensus on a matter before it for decision for a period in excess of thirty (30) days, either Party shall have the right to refer the matter to the JSC.

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(b)        Final Decision-Making. If the JSC fails to reach unanimous agreement on a matter properly before it for decision for a period in excess of ten (10) days, the matter shall be referred to the Executive Committee. If the Executive Committee fails to reach unanimous agreement on a matter before it for decision for a period in excess of ten (10) days, the matter shall be resolved in accordance with Section 9.2.

12.7        Conduct of Meetings; Future Adjustments in Governance.

(a)        Any meetings of the Executive Committee, JSC, or a Project Management Team shall have an agenda circulated in advance of such meeting. The Party responsible for preparing an agenda for any such meeting shall include on the agenda any items suggested by the representatives of the other Party to be addressed at such meeting. Minutes will be taken at each meeting by an individual appointed by the applicable committee, and circulated for review and approval of the same. Copies of all final agendas and approved meeting minutes will be provided to each Party’s legal counsel.

(b)        The Parties may at any time by mutual written agreement create or delete governance committees or subcommittees or make other modifications to the governance structures contemplated by this Exhibit A in order to promote the efficient operation of the Projects.

EXHIBIT B

Ginkgo’s Disclosure Schedules

Information contained in any section of these disclosure schedules shall be deemed to be disclosed for purposes of all other sections of the disclosure schedule to the extent that the relevance of any such disclosure to any other section of the disclosure schedules is reasonably apparent on the face of such disclosure.

Section B.2

For the avoidance of doubt, it is understood by the Parties that certain provisions of the agreements listed below limit the rights and obligations of Ginkgo granted pursuant to Article II or Exhibit A of the Agreement.

“Control” is limited by the restrictions set forth in all agreements, each as amended from time-to-time, to which Ginkgo is a party as of the Effective Date, including without limitation the following:

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

Section B.3(a)

With respect to section B.3(a), scheduled exceptions are as follows:

Ordinary Course Licenses and Sublicenses Granted. All licenses and rights granted by Ginkgo under the Agreement and all of Ginkgo’s obligations under the Agreement are subject to and qualified by the exclusive and/or non-exclusive licenses and the covenants not to compete that Ginkgo and its affiliates have granted to Third Parties (including the U.S. government in some cases) as of the Effective Date.

Section B.3(b)

Regarding receipt of royalty payment

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Ginkgo and/or its affiliates, in return for the licenses and covenants that Ginkgo and its affiliates have granted to Third Parties as of the Effective Date, receive compensation in various forms from such Third Parties.

Regarding licensing to commercially exploit any of Ginkgo’s Intellectual Property

See Section B.3(a) and response in B.3(b) regarding receipt of royalty payment

Section B.3(c)

During the ordinary course of business, Ginkgo has ongoing examinations, prosecutions, and appeal proceedings for patent and trademark applications with the U.S. Patent & Trademark Office and foreign counterpart offices or government entities.

EXHIBIT C

Amyris’ Disclosure Schedules

Information contained in any section of these disclosure schedules shall be deemed to be disclosed for purposes of all other sections of the disclosure schedule to the extent that the relevance of any such disclosure to any other section of the disclosure schedules is reasonably apparent on the face of such disclosure.

Section C.2

For the avoidance of doubt, it is understood by the Parties that certain provisions of the agreements listed below limit the rights and obligations of Amyris granted pursuant to Article II or Exhibit A of the Agreement:

“Control” is limited by the restrictions set forth in all agreements to which Amyris is a party as of the effective date of the Collaboration Agreement and amendments thereto solely if such amendments were entered into on or before the effective date of the Collaboration Agreement including without limitation the following:

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section C.3(a)

[*]

Section C.3(b)

Regarding payment of royalty

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

Section C.3(c)

[*]

Section C.3 (e)

[*]

Section C.6

[*]

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT X

Amyris Retained Intellectual Property

Strain or plasmid number	Generation/Transfer Year
[*]	[*]
[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT Y

Amyris Transferred Intellectual Property

Strain or plasmid number	Generation/Transfer Year
[*]	[*]
[*]	[*]
[*]	[*]

[*]	[*]

[*]	[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT Z

Ginkgo Transferred Intellectual Property

Detailed Description of Transfer	Date of Transfer
[*]	3/24/17
[*]	5/31/17
[*]	7/14/17

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT ZZ

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.